EXHIBIT 4.19

Exhibit 4.19

INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan, (as amended and restated December 1, 2006) (the “Plan”), is hereby further amended, effective as of January 1, 2008, unless otherwise indicated, as follows:

1.	By replacing the definition of “Profit Sharing Account” under Article I of the Plan, in its entirety, with the following:

Profit Sharing/Special Contribution Account – A separate account to which contributions under Section 3.4 are credited.

Explanation:  This amendment clarifies that Employer Contributions under Section 3.4 are deposited into a Profit Sharing or Special Contribution Account.

2.	By replacing Section 3.4 of the Plan, in its entirety, with the following:

3.4	Employer Contributions. Each Employer, in its sole discretion, may make either or both of the following types of contributions to the Plan on behalf of Participants employed by that Employer.

(a)
Profit Sharing.  Each Employer may establish a “Profit Sharing Feature” by which a contribution to the Plan may be allocated to Participants pursuant to criteria related to the Employer’s annual performance, as established by resolution of its governing entity and subject to the approval of the Committee.  Each Profit Sharing Feature shall be set forth in a supplement forming part of the Plan and shall be applicable to that Participating Affiliate until changed by action of the governing entity of the Participating Affiliate and approved by the Committee.  Any such contribution will be made in accordance with Section 5.1 and will be invested pursuant to the Participant’s current election of investment of future contributions.

(b)
Special Contribution.  Each Employer may establish a “Special Contribution Feature” by which a contribution to the Plan will be allocated to Participants pursuant to a specific formula established by resolution of its governing entity and subject to the approval of the Committee.  Each Special Contribution Feature shall be set forth in a supplement forming part of the Plan and shall be applicable to that Participating Affiliate until changed by action of the governing entity of the Participating Affiliate and approved by the Committee.  Any such contribution will be made in accordance with Section 5.1 and will be invested pursuant to the Participant’s current election of investment of future contributions.

Explanation:  This amendment clarifies that Special Contribution Features are separate and distinct from Profit Sharing Features, and clarifies the difference between the two features.

3.
By removing the previous Supplement D, Provisions Relating to the Hap Taylor & Sons Profit Sharing Feature, Supplement D-2, Provisions Relating to the Baldwin Contracting Company Profit Sharing Feature, Supplement D-3, Provisions Relating to the LTM, Inc. Profit Sharing Feature, Supplement D-4, Provisions Relating to the Connolly-Pacific Profit Sharing Feature, Supplement D-5, Provisions Relating to the DSS Company Profit Sharing Feature, Supplement D-6, Provisions Relating to the Anchorage Sand & Gravel Company, Inc. Profit Sharing Feature, Supplement D-7, Provisions Relating to the Concrete, Inc. Profit Sharing Feature, Supplement D-8, Provisions Relating to the KRC Aggregate, Inc. Profit Sharing Feature, Supplement D-11, Provisions Relating to the Knife River Corporation – South Profit Sharing Feature, Supplement D-12, Provisions Relating to the Frebco, Inc. Profit Sharing Feature, Supplement D-14, Provisions Relating to the Wagner-Smith Equipment Co. Profit Sharing Feature, Supplement D-15,  Provisions Relating to Bitter Creek Pipelines, LLC Profit Sharing Feature for Named Employees, Supplement D-16, Provisions Relating to the Bitter Creek Pipelines, LLC Special Contribution and  Profit Sharing Feature, Supplement D-18, Provisions Relating to the WHC, Ltd. Profit Sharing Feature, Supplement D-20, Provisions Relating to the Bell Electrical Contractors, Inc. Profit Sharing Feature, Supplement D-22, Provisions Relating to the Granite City Ready Mix, Inc. Profit Sharing Feature, Supplement D-24, Provisions Relating to the E.S.I., Inc. Profit Sharing Feature, Supplement D-34,  Provisions Relating to the Jebro Incorporated Profit Sharing Feature, Supplement D-38, Provisions Relating to the Kent’s Oil Service Profit Sharing Plan, and Supplement D-39 Provisions Relating to the Montana-Dakota Utilities Profit Sharing Feature, in their entirety, and replacing them with the following:

Supplement D-1

Provisions Relating to the Profit Sharing Feature for

Certain Participating Affiliates

D-1-1
Introduction.  Certain Participating Affiliates in the Plan hereby establish Profit Sharing Features as described in this Supplement D-1, and will hereafter be referred to individually as a “Supplement D-1 Company” and collectively as “Supplement D-1 Companies.”  These Profit Sharing Features shall be in addition to all other contributions provided pursuant to the Plan, and effective as of the date(s) indicated below.

D-1-2
Eligibility to Share in the Profit Sharing Feature.  Participation in the Profit Sharing Feature(s) for any Plan Year is limited to employees of the Supplement D-1 Company who satisfy the Plan’s definition of Eligible Employee. The current and original effective dates for each Participating Affiliate’s respective Profit Sharing Feature are listed below.

Participating Affiliate	Current Effective Date (Original Effective Date)
Anchorage Sand & Gravel Company, Inc. (excluding President)	January 1, 1999
Baldwin Contracting Company, Inc.	January 1, 1999
Bell Electrical Contractors, Inc.	January 1, 2002
Bitter Creek Pipelines, LLC[1]	January 1, 2001
Concrete, Inc.	January 1, 2001
Connolly-Pacific Co.	January 1, 2007
DSS Company*	January 1, 2004 (July 8, 1999)
E.S.I., Inc.	January 1, 2008 (January 1, 2003)
Fairbanks Materials, Inc.	May 1, 2008
Frebco, Inc.	January 1, 2008 (July 1, 2000)
Granite City Ready Mix, Inc.	June 1, 2002
Hap Taylor & Sons, Inc.	January 1, 2006 (January 1, 1999)
Jebro Incorporated	November 1, 2005

1 Requirement to be an Active Employee on the last day of the Plan Year does not apply.

Participating Affiliate	Current Effective Date (Original Effective Date)
Kent’s Oil Service	January 1, 2007
Knife River Corporation - South (formerly Young Contractors, Inc.)	January 1, 2008 (January 1, 2007)
KRC Aggregate, Inc.	January 1, 2003
Knife River - Southern Idaho, a Division of Hap Taylor & Sons, Inc.	January 1, 2006
Knife River Spokane, a Division of Hap Taylor & Sons, Inc.	January 1, 2006
LTM, Incorporated	January 1, 2003
Montana-Dakota Utilities Co. (including union employees	January 1, 2008
Wagner Industrial Electric, Inc.	January 1, 2008
Wagner Smith Equipment Co.	January 1, 2008 (July 1, 2000)
WHC, Ltd.	September 1, 2001

*In the event a Participating Affiliate adopts a Profit Sharing Feature, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a Supplement D-1 Participant shall be based upon Compensation, excluding bonuses, received while in the employ of the Participating Affiliate after the date of acquisition by the Company or any Affiliate.

In order to share in the allocation of any profit sharing contribution made by a Supplement D-1 Company pursuant to Paragraph 3 below for a given Plan Year, Participants employed by a Supplement D-1 Company must complete 1,000 Hours of Service (prorated for the Plan Year in which the Profit Sharing Feature becomes effective) in that Plan Year, be an Active Employee of the Supplement D-1 Company on the last day of the Plan Year, and must not be covered by a collectively bargained unit to which the Profit Sharing has not been extended. However, an Eligible Employee of a Knife River Corporation Participating Affiliate who transfers during the Plan Year and remains employed by a Knife River Corporation Participating Affiliate on the last day of the Plan Year will be eligible to receive a pro-rated profit sharing contribution from each Knife River Corporation Participating Affiliate.  Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-1 Participants.”

For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll or has been temporarily laid off, or who terminated employment due to Disability, Death or Retirement on or after attaining age 65 during such Plan Year, but does not mean an employee whose employment has been terminated effective on or before December 31 of that Plan Year.

D-1-3
Amount of Profit Sharing Contributions, Allocation.  For each Plan Year, the governing entity of each Supplement D-1 Company, in its discretion, shall determine the amount (if any) of profit sharing contributions to be made to the Plan based upon its own profitability.  The amount of any such contribution for a Plan Year by any specific Supplement D-1 Company shall be allocated to its Supplement D-1 Participants based upon those Participants’ Compensation, excluding bonuses, received while employed by that Supplement D-1 Company for that Plan Year.

Compensation for the first effective Plan Year of each Supplement D-1 Company shall include Compensation paid to the Supplement D-1 Participant by said company on and after said company’s effective date shown above.

D-1-4
Vesting.  Notwithstanding anything in Section 4.2 to the contrary, Supplement D-1 Participants shall be vested in their Profit Sharing Account only upon completing three (3) Years of Vesting Service as defined below; provided, however that if vesting under an acquired company’s previous retirement plan resulted in an greater vesting percentage, the Profit Sharing Account for employees hired prior to acquisition by the Company or any of its Affiliates shall vest in accordance with the accelerated vesting schedule.

A “Year of Vesting Service” means a Plan Year in which the Supplement D-1 Participant completes at least 1,000 Hours of Service.  In addition, service with a Supplement D-1 Company, the Company and all Affiliates that occurred prior to the effective date of Supplement D-1 shall be recognized for purposes of this Paragraph, applying these rules as if the Supplement D-1 Company (and its affiliates at that time) were Affiliates under the Plan.  Notwithstanding the foregoing, a Participant shall be fully vested in his or her Profit Sharing Account upon Death, Disability, or attaining age 65.

D-1-5	Use of Terms. Terms used in this Supplement D-1 shall, unless defined in this Supplement D-1 or elsewhere noted, have the meanings given to those terms in the Plan.

D-1-6
Inconsistencies with the Plan.  The terms of this Supplement D-1 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-1.

Explanation: This amendment consolidates the previous supplements for the above companies into one single supplement to create efficiencies in maintaining the plan document and retain consistency in the profit sharing feature supplements.  This amendment also provides for new profit sharing features for Fairbanks Materials, Inc. and Wagner Industrial Electric, Inc.

4.
By removing previous Supplement D-17, Provisions Relating to the Fidelity Exploration & Production Company Special Contribution Feature, Supplement D-27, Provisions Relating to the Great Plains Natural Gas Special Contribution Feature, Supplement D-30, Provisions Relating to the Rocky Mountain Contractors, Inc. Special Contribution Feature, and D-31, Provisions Relating to the Hamlin Electric Company Special Contribution Feature, in their entirety, and replacing them with the following:

Supplement D-2

Provisions Relating to the Special Contribution Feature for

Certain Participating Affiliates

D-2-1
Introduction.  Certain Participating Affiliates in the Plan hereby establish Special Contribution Features as described in this Supplement D-2, and will hereafter be referred to individually as a “Supplement D-2 Company” and collectively as “Supplement D-2 Companies.”  These Special Contribution Features shall be in addition to all other contributions provided pursuant to the Plan, and effective as of the date(s) indicated below.

D-2-2
Eligibility to Share in the Special Contribution.  Participation in the Special Contribution(s) for any Plan Year is limited to employees of the Supplement D-2 Company who satisfy the Plan’s definition of Eligible Employee. The current and original effective dates for each Participating Affiliate’s respective Special Contribution Feature are listed in the chart below.

Participating Affiliate	Current Effective Date (Original Effective Date)	Special Contribution Amount – Percentage of Compensation
Bitter Creek Pipelines, LLC[2]	January 1, 2006 (January 1, 2001)	5%
Fidelity Exploration & Production Company[3]	January 1, 2006 (July 2, 2001)	5%
Great Plains Natural Gas (hired before January 1, 2006)[4]	January 1, 2003	4%
Hamlin Electric Company	January 1, 2005	10%
Intermountain Gas Company*	October 12, 2008	6.5%
Rocky Mountain Contractors, Inc. – Union	January 1, 2008	3%
Rocky Mountain Contractors, Inc.	January 1, 2005	10%

*In the event a Participating Affiliate adopts a Special Contribution Feature, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a Supplement D-2 Participant shall be based upon Compensation, excluding bonuses, received while in the employ of the Participating Affiliate after the date of acquisition by the Company and any Affiliate.

2 The following participants of Bitter Creek Pipelines, LLC are excluded: Brien Beadle, Grady Breipohl, Jon Forbes, Richard Guderjahn, Steven Haag, Raymond Harms, Wade Hasler, Douglas Henry, Pamela Lynn, Todd Mandeville, Marlin Mogan, Jason Stanfill, Dale Sudbrack, and Barbara Sunford.

3 The following participants of Fidelity Exploration & Production Company are excluded: Harlan R. Jirges, Timothy M. Ree, Marvin E. Rygh, Judy A. Schmitt, and Dennis M. Zander.

   4 See Supplement D-6 for those employees hired on or after January 1, 2006.

In order to share in the allocation of any Special Contribution made by a Supplement D-2 Company pursuant to Paragraph 3 below for a given Plan Year, Participants employed by a Supplement D-2 Company must complete 1,000 Hours of Service (prorated for the Plan Year in which the Special Contribution Feature becomes effective) in that Plan Year, be an Active Employee of the Supplement D-2 Company on the last day of the Plan Year, and must not be covered by a collectively bargained unit to which the Special Contribution has not been extended5. Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-2 Participants.”

For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll or has been temporarily laid off, or who terminated employment due to Disability, Death or Retirement on or after attaining age 65 during such Plan Year, but does not mean an employee whose employment has been terminated effective on or before December 31 of that Plan Year.

D-2-3
Amount of Special Contributions, Allocation.  For each Plan Year, each Supplement D-2 Company, shall make a special contribution to the Plan on behalf of the Supplement D-2 Participants that it employs in an amount equal to the percentage of eligible Compensation (excluding bonuses) listed in the table above.  Compensation for the Plan Year in which the Special Contribution Feature becomes effective for a particular Supplement D-2 Company, shall include Compensation paid to a Supplement D-2 Participant during that Plan Year after the date the Special Contribution feature became effective.

D-2-4
Vesting.  Notwithstanding anything in Section 4.2 to the contrary, Supplement D-2 Participants shall be vested in their Profit Sharing/Special Contribution Accounts only upon completing three (3) Years of Vesting Service as defined below; provided, however that if vesting under an acquired company’s previous retirement plan resulted in an greater vesting percentage, the Profit Sharing Accounts for employees hired prior to acquisition by the Company or any of its Affiliates shall vest in accordance with the accelerated vesting schedule.

A “Year of Vesting Service” means a Plan Year in which the Supplement D-2 Participant completes at least 1,000 Hours of Service.  In addition, service with a Supplement D-2 Company, the Company and all Affiliates that occurred prior to the effective date of Supplement

5 Requirement to be an Active Employee on the last day of the Plan Year does not apply to Bitter Creek Pipelines, LLC, Fidelity Exploration & Production Company, Great Plains Natural Gas, Intermountain Gas Company, and Rocky Mountain Contractors, Inc. (union).  In addition, completion of 1,000 Hours of Service does not apply to Intermountain Gas Company and Rocky Mountain Contractors, Inc. (union).

D-2’s participation in this Special Contribution feature shall be recognized for purposes of this Paragraph, applying these rules as if the Supplement D-2 Company (and its affiliates at that time) were Affiliates under the Plan.  Notwithstanding the foregoing, a Participant shall be fully vested in his or her Special Contribution account upon Death, Disability, or attaining age 65.

D-2-5	Use of Terms. Terms used in this Supplement D-2 shall, unless defined in this Supplement D-2 or elsewhere noted, have the meanings given to those terms in the Plan.

D-2-6
Inconsistencies with the Plan.  The terms of this Supplement D-2 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-2.

Explanation:  This amendment consolidates the previous supplements for the above companies into one single supplement to create efficiencies in maintaining the plan document and retain consistency in the special contribution feature supplements.  This amendment also provides for a new special contribution feature for Intermountain Gas Company.

5.
By removing previous Supplement D-1, Provisions Relating to the Knife River Corporation – North Central Profit Sharing Feature, Supplement D-21, Provisions Relating to the Northstar Materials, Inc. Profit Sharing Feature, Supplement D-28, Provisions Relating to the Knife River Midwest, LLC Profit Sharing Feature, and Supplement D-40, Provisions Relating to the Ames Sand & Gravel, Inc. Profit Sharing Feature, in their entirety, and replacing them with the following:

Supplement D-3

Provisions Relating to the Profit Sharing Feature for

Certain Participating Affiliates

D-3-1
Introduction.  Certain Participating Affiliates in the Plan hereby establish Profit Sharing Features as described in this Supplement D-3, and will hereafter be referred to individually as a “Supplement D-3 Company” and collectively as “Supplement D-3 Companies.”  These Profit Sharing Features shall be in addition to all other contributions provided pursuant to the Plan, and effective as of the date(s) indicated below.

D-3-2
Eligibility to Share in the Profit Sharing Feature.  Participation in the Profit Sharing Feature(s) for any Plan Year is limited to employees of the Supplement D-3 Company who satisfy the Plan’s definition of Eligible Employee. The effective date for each Participating Affiliate’s respective Profit Sharing Feature is listed below.

Participating Affiliate	Current Effective Date (Original Effective Date
Ames Sand & Gravel, Inc.	July 16, 2007
Knife River – ND Division, a Division of Knife River Corporation – North Central	January 1, 2007
Knife River Corporation – North Central	January 1, 2007
Knife River Midwest, LLC	April 1, 2007 (April 1, 2004)
Northstar Materials, Inc.	January 1, 2003

In order to share in the allocation of any profit sharing contribution made by a Supplement D-3 Company pursuant to Paragraph 3 below for a given Plan Year, Participants employed by a Supplement D-3 Company must complete 1,000 Hours of Service (prorated for the Plan Year in which the Profit Sharing Feature becomes effective) in that Plan Year, be an Active Employee of a Supplement D-3 Company on the last day of the Plan Year, have made Savings Contributions to the Plan during the Plan Year of not less than one percent (1%) of their Compensation, and must not be covered by a collectively bargained unit to which the Profit Sharing has not been extended. However, an Eligible Employee of a Knife River Corporation Participating Affiliate who transfers during the Plan Year and remains employed by a Knife River Corporation Participating Affiliate on the last day of the Plan Year will be eligible to receive a prorated profit sharing contribution from each Knife River Corporation Participating Affiliate.  Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-3 Participants.”

For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll or has been temporarily laid off, or who terminated employment due to Disability, Death or Retirement on or after attaining age 65 during such Plan Year, but does not mean an employee whose employment has been terminated effective on or before December 31 of that Plan Year.

D-3-3
Amount of Profit Sharing Contributions, Allocation.  For each Plan Year, the governing entity of each Supplement D-3 Company, in its discretion, shall determine the amount (if any) of profit sharing contributions to be made to the Plan based upon its own profitability.  The amount of any such contribution for a Plan Year by any specific Supplement D-3 Company shall be allocated to its Supplement D-3 Participants based upon those Participants’ Compensation, excluding bonuses, received while employed by that Supplement D-3 Company for that Plan Year.

Compensation for the first effective Plan Year of each Supplement D-3 Company shall include Compensation paid to the Supplement D-3 Participant by said company on and after said company’s effective date shown above.

D-3-4
Vesting.  Notwithstanding anything in Section 4.2 to the contrary, Supplement D-3 Participants shall be vested in their Profit Sharing Account only upon completing three (3) Years of Vesting Service as defined below.

A “Year of Vesting Service” means a Plan Year in which the Supplement D-3 Participant completes at least 1,000 Hours of Service.  In addition, service with a Supplement D-3 Company, the Company and all Affiliates that occurred prior to the effective date of Supplement D-3 shall be recognized for purposes of this Paragraph, applying these rules as if the Supplement D-3 Company (and its affiliates at that time) were Affiliates under the Plan.  Notwithstanding the foregoing, a Participant shall be fully vested in his or her Profit Sharing Account upon Death, Disability, or attaining age 65.

D-3-5	Use of Terms. Terms used in this Supplement D-3 shall, unless defined in this Supplement D-3 or elsewhere noted, have the meanings given to those terms in the Plan.

D-3-6
Inconsistencies with the Plan.  The terms of this Supplement D-3 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-3.

Explanation:  This amendment consolidates the previous supplements for the above companies into one single supplement to create efficiencies in maintaining the plan document and retain consistency in the profit sharing feature supplements.  These companies require the participants to contribute to the plan in order to receive the profit sharing contribution.

6.	By renumbering Supplement D’s not consolidated or removed pursuant to other provisions of this amendment as follows:

Participating Affiliate	Previous Supplement Number	New Supplement Number
Cascade Natural Gas Corporation	D-19	D-4
Morse Bros., Inc.	D-29	D-5
MDU Resources Group, Inc.	D-35	D-6
JTL Group, Inc.	D-36	D-7

Explanation:  This amends the Plan to simplify the numbering system for Supplement D’s that were not consolidated under the other provisions of this amendment.

7.
By removing Supplement D-9. Provisions Relating to the Continental Line Builders, Inc. Special Contribution Feature and Supplement D-13, Provisions Relating to the Wagner-Smith Pumps & Systems, Inc. Profit Sharing Feature, in their entirety.

Explanation:  The special contribution feature, Supplement D-9, is being removed since all employees of Continental Line Builders, Inc. become employees of Rocky Mountain Contractors, Inc., effective January 1, 2008; the profit sharing feature, Supplement D-13, is removed as Wagner-Smith Pumps & Systems, Inc. no longer has active employees.

8.	By replacing Section G-6 of Supplement G of the Plan, in its entirety, with the following:

G-6.
Supplemental Contributions.  An Employer, in its sole discretion, may make a supplemental contribution on behalf of any Davis-Bacon Employee, other than a Davis-Bacon Employee who is a Highly Compensated Employee, (a “Davis-Bacon Supplemental Contribution”) (i) in such amount as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost or (ii) in such amount as may be necessary to satisfy the Prevailing Wage

Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions made on behalf of such Davis-Bacon Employee.  Any Davis-Bacon Supplemental Contributions made on behalf of a Davis-Bacon Employee pursuant to this paragraph G-6 shall be credited to a “Davis-Bacon Supplemental Contribution Account” established for the Davis-Bacon Employee under this Supplement G.  Except as otherwise provided in this Supplement G, Davis-Bacon Employee’s Supplemental Contribution Account shall be treated as an “Account” for all purposes of the Plan and the amounts credited thereto shall be subject to the same restrictions as apply to amounts credited to a Participant’s Profit Sharing Account.

Explanation:  This revision amends Supplement G, which sets forth the Prevailing Wage Law Requirements, to account for the practices of certain business units that do not offset the Davis-Bacon Supplemental Contribution with employer match and profit sharing contributions, if any.

9.	By adding a new Schedule B with the following entries.

Knife River Corporation – North Central shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.

Effective as of January 1, 2003, and amended January 1, 2008.

***************************************
Knife River – Southern Idaho, a Division of Hap Taylor & Sons, Inc. shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amount as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions pursuant to Supplement G.

Effective as of May 3, 2004, and amended January 1, 2008.

***************************************
JTL Group, Inc. shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amount as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions pursuant to Supplement G.

Effective as of January 1, 2005, and amended January 1, 2008.

***************************************

Knife River – Spokane, a Division of Hap Taylor & Sons, Inc. shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amount as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions pursuant to Supplement G.

Effective as of July 1, 2005, and amended January 1, 2008.

***************************************

Kent’s Oil Service shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amount as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.

Effective as of September 1, 2008, and amended January 1, 2008.

***************************************

Explanation:  This schedule clarifies the manner in which the above Participating Affiliates have implemented the provisions of Supplement G and provides that this feature may be implemented by other Participating Affiliates through written consent of the Committee.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee on this 24th day of November, 2008.

MDU RESOURCES GROUP, INC. EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Vernon A. Raile
Vernon A. Raile, Chairman